UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2011

REVOLUTIONS MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-28629	73-1526138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

670 Marina Drive, 3rd Floor Charleston, SC 29492
(Address of principal executive offices)
(843) 971-4848
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director; President

On September 21, 2011, Thomas O’Brien resigned from his position as a member of the board of directors (the “Board”) of Revolutions Medical Corporation (the “Company”) and as the Company’s President (collectively, the “Resignation”).  In connection with the Resignation and after consultation with members of management and the Board, Mr. O’Brien voluntarily agreed to return (i) 3,500,000 options to purchase shares of the Company’s common stock at an exercise price of $0.55 and (ii) 500,000 shares of the Company’s Series 2009 Preferred Stock, to the Company’s treasury.  As of the date of the Resignation, Mr. O’Brien is not owed any further compensation by the Company.  The Resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

Appointment of President

On September 24, 2011, the Board appointed Rondald L. Wheet as the Company’s President. Mr. Wheet shall hold such office until such time that the Company is able to find and appoint a new President.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

17.1	Resignation Letter of Thomas O’Brien

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTIONS MEDICAL CORPORATION

Date: September 27, 2011	By:	/s/ Rondald L. Wheet
Name: Rondald L. Wheet
Title: Chief Executive Officer